Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Celestial Delights USA Corp.

I consent to the use in Form S-1 of my report dated September 8, 2008 included therein relating to the financial statements of Celestial Delights USA Corp. for the period June 2, 2008 (inception) to June 30, 2008. I also consent to the reference to the firm under the heading “Experts” in this Amendment.

MICHAEL T. STUDER CPA P.C.
Freeport, New York	Michael T. Studer CPA P.C.
September 11, 2008